EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-101990, No. 333-11560 and No. 333-125064) pertaining to certain employee stock option plans of Top Image Systems Ltd. and the Registration Statement on Form F-3 (No. 333-119885) of our report dated March 30, 2007 with respect to the consolidated financial statements of Top Image Systems Ltd. as of December 31, 2006, included in the Annual Report on Form 20-F of Top Image Systems Ltd. for the year ended December 31, 2006.

Tel-Aviv, Israel March 30, 2007	Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global